Exhibit 1

                       TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, Goldman Sachs Capital I Securities-Backed Series 2004-4
*CUSIP:   21988K875     Class     A-1
          21988KAL1     Class     A-2

In accordance with the Standard Terms for Trust Agreements, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending August 15, 2004.

INTEREST ACCOUNT
----------------

Balance as of     February 25, 2004.....                                 $0.00
         Scheduled Income received on securities.....            $3,238,593.75
         Unscheduled Income received on securities.....                  $0.00

LESS:
         Distribution to Class A-1 Holders.....                  -2,975,000.00
         Distribution to Class A-2 Holders.....                   -$149,278.89
         Distribution to Class A-2 Holders of Amortization.....    -$20,876.01
         Distribution to Depositor.....                            -$92,531.25
         Distribution to Trustee.....                                 -$907.60
Balance as of     August 15, 2004.....                                   $0.00


PRINCIPAL ACCOUNT
-----------------

Balance as of     February 25, 2004.....                                 $0.00
         Scheduled Principal received on securities.....                 $0.00

LESS:
         Distribution to Holders.....                                   -$0.00
Balance as of     August 15, 2004.....                                   $0.00

             UNDERLYING SECURITIES HELD AS OF     August 15, 2004

              Principal
               Amount                      Title of Security
              ---------                    -----------------
              $105,000,000     Goldman Sachs Capital I 6.345% Capital
                               Securities due February 15, 2034
                               *CUSIP:   38143VAA7

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.




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